UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (630) 545-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As described in the Current Report on Form 8-K filed by Community Financial Shares, Inc. (the “Company”) on November 14, 2012 with the Securities and Exchange Commission (the “SEC”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors and members of the Company’s Board of Directors and executive management team pursuant to which the Company will issue an aggregate of $24.0 million in common stock and convertible preferred stock in a private placement offering (the “Offering”).

On December 21, 2012, the Company consummated the first closing of the Offering, pursuant to which it issued to investors an aggregate 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C convertible noncumulative perpetual preferred stock (the “Series C Preferred Stock”) at $100.00 per share, 56,708 shares of Series D convertible noncumulative perpetual preferred stock (the “Series D Preferred Stock”) at $100.00 per share and 6,728 shares of Series E convertible noncumulative perpetual preferred stock (the “Series E Preferred Stock”) at $100.00 per share.

The shares of common stock and preferred stock sold to the investors were issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, as promulgated by the SEC.

On December 21, 2012, the Company issued a press release announcing the consummation of the Offering’s first closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2012, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware that: (1) increased the authorized number of shares of the common stock of the Company, no par value, to seventy-five million (75,000,000) shares from five million (5,000,000) shares; and (2) revised Article Tenth of the Company’s Certificate of Incorporation to specify that each outstanding share of Company common stock is entitled to one vote on each matter submitted to a vote of the Company’s stockholders. The Amended and Restated Certificate of Incorporation, which was approved by a majority of the Company’s shareholders pursuant to a previously announced consent solicitation that terminated on December 12, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On December 21, 2012, subsequent to filing the Amended and Restated Certificate of Incorporation, the Company also filed Certificates of Designations with the Secretary of State of the State of Delaware to amend its Amended and Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The Certificates of Designations for the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The forms of stock certificates for the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are attached hereto as Exhibits 4.4, 4.5 and 4.6, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Community Financial Shares, Inc.

4.1	Certificate of Designations establishing Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

4.2	Certificate of Designations establishing Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

4.3	Certificate of Designations establishing Series E Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

4.4	Form of Stock Certificate for Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

4.5	Form of Stock Certificate for Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

4.6	Form of Stock Certificate for Series E Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc.

99.1	Press Release dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

/s/ Scott W. Hamer
Scott W. Hamer President and Chief Executive Officer

Date: December 21, 2012